Exhibit 99.1
Nextpower Reports Third Quarter Fiscal Year 2026 Financial Results
Raises FY26 Financial Outlook on Strong Execution and Bookings
Achieves Investment Grade Rating, Announces Share Buyback Program
FREMONT, Calif., January 27, 2026 – Nextpower (Nasdaq: NXT, formerly Nextracker), a leading provider of intelligent power generation systems for solar power plants, today announced financial results for the third quarter of fiscal year 2026, ended December 31, 2025.
Financial Summary
(In millions, except per share)

	Q3 FY26	Q2 FY26	Q3 FY25
Revenue	$909	$905	$679
GAAP Gross Profit	$288	$293	$241
GAAP Gross Margin	31.7%	32.4%	35.5%
GAAP Net Income	$131	$147	$117
GAAP Net Income Margin	14.4%	16.2%	17.3%
GAAP Diluted EPS	$0.85	$0.97	$0.79

Adjusted Gross Profit	$295	$300	$245
Adjusted Gross Margin	32.4%	33.1%	36.0%
Adjusted EBITDA	$214	$224	$186
Adjusted EBITDA Margin	23.5%	24.7%	27.4%
Adjusted Net Income	$170	$181	$154
Adjusted Diluted EPS	$1.10	$1.19	$1.03
Q3 FY26, Q2 FY26, and Q3 FY25 results include approximately $53 million, $67 million, and $48 million, respectively, of IRA 45X advanced manufacturing tax credit vendor rebates and tariffs, net.

Please refer to Nextpower’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for more information and schedules III, IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures. Additional information can be found on the Investor Relations section of our website.
Third Quarter Fiscal Year 2026 Financial Highlights:
•Revenue of $909 million, up 34% YoY
•GAAP gross profit of $288 million, up 20% YoY and GAAP operating income of $176 million, up 17% YoY
•Adjusted gross profit of $295 million, up 20% YoY and adjusted EBITDA of $214 million, up 15% YoY
•Operating cash flow of $391 million YTD with $953 million of cash and cash equivalents at the end of the quarter and no debt
•Achieved an investment grade credit rating from Fitch, reflecting strong cash flow generation, disciplined financial management, and balance sheet strength
•Authorized a share repurchase program for repurchase of up to $500 million of common stock over a three-year period

Business Highlights:
•Corporate Updates
–Rebranded the company to Nextpower at our inaugural Capital Markets Day, reflecting our evolution from a pure-play tracking systems supplier to an end-to-end solar technology platform
–Expanded U.S. operations, opening our Southeast operations hub featuring a new Remote Monitoring Center, and grew domestic tracker manufacturing capacity
–Achieved upgraded ISS Corporate ESG rating to Prime status, recognizing performance that meets or exceeds ISS STOXX’s sustainability requirements and above industry average
•Market Momentum
–Achieved record backlog, driven by strength in the U.S. and record bookings in Europe, and expanded our global footprint further in two new countries
–Launched NX Earth TrussTM in Australia, marking an important step in the international expansion of our technology platform
–Completed the formation of our Nextpower Arabia joint venture in January 2026 that addresses the rapidly growing utility-scale solar market in the Middle East and North Africa (MENA) region
–Secured a 2.25 GW supply commitment for advanced solar tracking systems through Nextpower Arabia for the Bisha Solar Project, one of the world’s largest utility-scale solar power plants
•Products and Innovation
–Increased bookings for bundled offers, including a 552 MW project in Cold Creek, Texas, incorporating NX Horizon Hail ProTM tracker systems, eBOS, NX Earth Truss, and TrueCapture® into a cohesive integrated solution
–Announced an innovative power conversion solutions roadmap for utility-scale solar and energy storage systems
–Acquired Fracsun, a differentiated panel soiling measurement and SaaS platform enabling end-to-end, real-time soiling monitoring and robotic cleaning solutions to further enhance customer returns

“Customer response to our expanding product offerings and rebrand has been very favorable,” said Dan Shugar, founder and CEO of Nextpower. “We delivered solid financial performance in our first quarter as Nextpower, with strong demand across our business lines and a record backlog. The demand environment remains robust in the U.S. and other global markets, and we’re very excited about the potential of our new joint venture Nextpower Arabia for the MENA region.”

“Our strong financial performance and disciplined capital allocation continue to strengthen Nextpower’s financial position,” said Chuck Boynton, chief financial officer of Nextpower. “We achieved an investment grade credit rating and announced a share repurchase program with authorization for repurchase of up to $500 million of our common stock over three years, reflecting confidence in our cash flow generation and balance sheet strength. Supported by the strength of our bookings and execution, we are raising our FY26 outlook.”

Share Repurchase Program:
As we announced in our current report on Form 8-K today, our board of directors approved a share repurchase program to repurchase up to an aggregate of $500 million of Nextpower’s outstanding shares of Class A common stock.

The share repurchase program has a term of three years and may be modified, suspended, or terminated at any time. The number of shares to be repurchased and the timing of repurchases will be determined by the company in its discretion and will depend on a number of factors, including, but not limited to, stock price, trading volume, and general market conditions, along with Nextpower’s working capital requirements, general business conditions, and other factors. The execution of the share repurchase program will depend on the market price of our common stock and other factors, and there can be no assurance that any shares will be purchased under the share repurchase program.

FY2026 Annual Outlook
Raised FY26 revenue and profitability ranges

	Updated Outlook	Previous Outlook
Revenue	$3.425 to $3.500 billion	$3.275 to $3.475 billion
GAAP Net Income	$525 to $540 million	$499 to $529 million
GAAP Diluted EPS	$3.43 to $3.53	$3.26 to $3.46
Adjusted EBITDA	$810 to $830 million	$775 to $815 million
Adjusted Diluted EPS	$4.26 to $4.36	$4.04 to $4.25
Adjusted EBITDA range of $810 million to $830 million excludes approximately $142 million for stock-based compensation, acquisition related costs, and net intangible amortization.
Adjusted Diluted EPS range of $4.26 to $4.36 excludes approximately $0.83 for stock-based compensation, acquisition related costs, and net intangible amortization, net of impacts for tax.
Our outlook assumes the current U.S. policy environment remains intact, and in addition, that permitting processes and timelines will remain consistent with historical levels. We are monitoring potential regulatory actions which could impact project timing, investment decisions and our financial results.
Q3 FY26 Earnings Call
January 27, 2026
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextpower.com

We encourage you to review our Q3 FY26 Shareholder Letter, which, along with this press release, is available on the Nextpower Investor Relations website and includes important information for Nextpower shareholders that supplements and expands on the information in this press release.

The webcast replay will be available on the Nextpower Investor Relations website following the conclusion of the event.
About Nextpower
NextpowerTM (Nasdaq: NXT, formerly Nextracker) designs, engineers, and delivers an advanced energy technology platform for solar power plants, innovating across structural, electrical, and digital domains. Our integrated solutions are designed to streamline project execution, increase energy yield and long-term reliability, and enhance customer ROI. Building on over a decade of technology and market leadership, the company delivers intelligent power generation systems and services to meet rapidly expanding global electricity demand. Nextpower partners with the world’s leading energy companies to power what’s next. Learn more at www.nextpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements relating to the trends for energy demand and future solar adoption, benefits of our recent acquisitions (including the benefits our customers may realize as a result of integrating these businesses into Nextpower’s), the demand for our products (including our eBOS solutions, our other products and our bundled solutions), our bookings and backlog, including our ability to convert our backlog into revenue, the anticipated benefits of our joint venture and expansion of our operations in the Middle East and North Africa markets, our competitiveness and global market share, the impacts to our business caused by the U.S. policy environment, the anticipated benefits from our share repurchase program and Nextpower’s outlook for fiscal year 2026 and other periods. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including but not limited to: our strategies, mission, plans, objectives and goals; the market demand for our products, solutions and services and our ability to deliver them to customers; projections regarding the U.S. and global demand for electricity and solar power; our competitiveness and global market share; macro-economic trends; growth opportunities and plans for future operations; changing business conditions in our industry and markets overall; legislative, regulatory and economic developments; and our ability to maintain our investment grade credit rating; and whether, to what extent, and when Nextpower will make any repurchases of its common stock under its share repurchase program. These forward-looking statements are based on various assumptions and on the current expectations of Nextpower’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextpower’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextpower has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextpower is not aware of or that Nextpower currently believes are immaterial that could also cause actual results to differ from these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextpower assumes no obligation to update these forward-looking statements.
Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules III, IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextpower.com.
Channels for Disclosure of Information
Nextpower intends to announce material information to the public through the Nextpower Investor Relations website, investors.nextpower.com, SEC filings, press releases, public conference calls, and public webcasts. Nextpower uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextpower encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
IR Contact
Sarah Lee
Investor@nextpower.com
Media Contact
Brandy Lee
Media@nextpower.com

Schedule I
Nextpower Inc.
Unaudited condensed consolidated statements of operations
(In thousands, except per share data)

	Three-month periods ended
	December 31, 2025	September 26, 2025	December 31, 2024
Revenue	$909,352	$905,268	$679,363
Cost of sales	621,220	612,408	438,460
Gross profit	288,132	292,860	240,903
Selling, general and administrative expenses	82,733	84,626	70,573
Research and development	29,294	26,889	20,094
Operating income	176,105	181,345	150,236
Interest expense	339	730	3,798
Other income, net	(4,733)	(2,110)	(13,778)
Income before income taxes	180,499	182,725	160,216
Provision for income taxes	49,263	35,864	42,842
Net income	131,236	146,861	117,374
Less: Net income attributable to non-controlling interests	—	—	2,091
Net income attributable to Nextpower Inc.	$131,236	$146,861	$115,283

Earnings per share attributable to Nextpower Inc. common stockholders
Basic	$0.88	$0.99	$0.80
Diluted	$0.85	$0.97	$0.79
Weighted-average shares used in computing per share amounts:
Basic	148,414	148,028	143,664
Diluted	153,921	152,018	149,028

Nextpower Inc.
Unaudited condensed consolidated statements of operations (continued)
(In thousands, except per share data)

	Nine-month periods ended
	December 31, 2025	December 31, 2024
Revenue	$2,678,873	$2,034,855
Cost of sales	1,816,155	1,331,717
Gross profit	862,718	703,138
Selling, general and administrative expenses	241,295	203,527
Research and development	77,743	55,806
Operating income	543,680	443,805
Interest expense	2,285	10,743
Other income, net	(12,796)	(16,292)
Income before income taxes	554,191	449,354
Provision for income taxes	118,911	89,922
Net income and comprehensive income	435,280	359,432
Less: Net income attributable to non-controlling interests	—	7,058
Net income attributable to Nextpower Inc.	$435,280	$352,374

Earnings per share attributable to Nextpower Inc. common stockholders
Basic	$2.94	$2.46
Diluted	$2.86	$2.41
Weighted-average shares used in computing per share amounts:
Basic	147,806	143,102
Diluted	152,062	149,134

Schedule II
Nextpower Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of December 31, 2025	As of March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$952,624	$766,103
Accounts receivable, net of allowance of $1,960 and $1,472, respectively	452,235	472,462
Contract assets	443,358	405,890
Inventories	275,292	209,432
Section 45X credit receivable	301,149	215,616
Other current assets	134,941	88,483
Total current assets	2,559,599	2,157,986
Property and equipment, net	84,752	60,395
Goodwill	485,300	371,018
Other intangible assets, net	80,577	53,241
Deferred tax assets	517,646	498,778
Other assets	72,192	51,098
Total assets	$3,800,066	$3,192,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$560,075	$585,299
Accrued expenses	106,573	97,000
Deferred revenue	321,882	247,127
Other current liabilities	96,242	104,086
Total current liabilities	1,084,772	1,033,512
Tax receivable agreement (TRA) liability	371,179	394,879
Long-term deferred revenue	97,580	96,635
Other liabilities	95,665	39,360
Total liabilities	1,649,196	1,564,386
Total stockholders’ equity	2,150,870	1,628,130
Total liabilities and stockholders’ equity	$3,800,066	$3,192,516

Schedule III
Nextpower Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Nine-month periods ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$435,280	$359,432
Depreciation and amortization of intangible assets	21,586	8,299
Changes in working capital and other, net	(65,383)	50,736
Net cash provided by operating activities	391,483	418,467
Cash flows from investing activities:
Purchases of property and equipment	(31,463)	(23,841)
Payment for acquisitions, net of cash acquired	(124,112)	(144,675)
Other investing activities	(2,747)	—
Net cash used in investing activities	(158,322)	(168,516)
Cash flows from financing activities:
Repayment of bank borrowings	—	(2,813)
Payment of revolver issuance costs	(1,993)	(6,017)
TRA payment	(27,427)	(15,520)
Distribution to former non-controlling interest holder	(3,010)	(6,112)
Payment of acquisition deferred purchase price	(14,210)	—
Net cash used in financing activities	(46,640)	(30,462)
Net increase in cash and cash equivalents	186,521	219,489
Cash and cash equivalents beginning of period	766,103	474,054
Cash and cash equivalents end of period	$952,624	$693,543

	Nine-month periods ended
Adjusted free cash flow	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$391,483	$418,467
Purchases of property and equipment	(31,463)	(23,841)
Adjusted free cash flow	$360,020	$394,626

Schedule IV
Nextpower Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(In thousands, except percentages and per share data)

	Three-month periods ended
	December 31, 2025		September 26, 2025		December 31, 2024
GAAP gross profit & margin	$288,132	31.7%	$292,860	32.4%	$240,903	35.5%
Stock-based compensation expense	4,851		5,077		3,084
Intangible amortization	1,976		1,649		880
Adjusted gross profit & margin	$294,959	32.4%	$299,586	33.1%	$244,867	36.0%

GAAP operating income & margin	$176,105	19.4%	$181,345	20.0%	$150,236	22.1%
Stock-based compensation expense	33,855		31,653		26,980
Intangible amortization	3,272		2,918		1,780
Acquisition related costs	398		2,577		1,038
Adjusted operating income & margin	$213,630	23.5%	$218,493	24.1%	$180,034	26.5%

GAAP net income & margin	$131,236	14.4%	$146,861	16.2%	$117,374	17.3%
Stock-based compensation expense	33,855		31,653		26,980
Intangible amortization	3,272		2,918		1,780
Adjustment for taxes	857		(3,420)		6,550
Acquisition related costs	398		2,577		1,038
Adjusted net income & margin	$169,618	18.7%	$180,589	19.9%	$153,722	22.6%

GAAP net income & margin	$131,236	14.4%	$146,861	16.2%	$117,374	17.3%
Interest, net	(9,565)		(5,911)		(1,865)
Debt extinguishment cost	—		5,121		—
Provision for income taxes	49,263		35,864		42,842
Depreciation expense	5,164		4,443		2,636
Intangible amortization	3,272		2,918		1,780
Stock-based compensation expense	33,855		31,653		26,980
Acquisition related costs	398		2,577		1,038
Other tax related income, net	—		—		(4,413)
Adjusted EBITDA & margin	$213,623	23.5%	$223,526	24.7%	$186,372	27.4%

Diluted earnings per share
GAAP diluted earnings per share	$0.85		$0.97		$0.79
Earnings per share attributable to Non-GAAP adjustments	0.25		0.22		0.24
Adjusted diluted earnings per share	$1.10		$1.19		$1.03

Diluted shares used in computing per share amounts	153,921		152,018		149,028

Nextpower Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(In thousands, except percentages and per share data)

	Nine-month periods ended
	December 31, 2025		December 31, 2024
GAAP gross profit & margin	$862,718	32.2%	$703,138	34.6%
Stock-based compensation expense	12,166		9,345
Intangible amortization	4,784		1,864
Adjusted gross profit & margin	$879,668	32.8%	$714,347	35.1%

GAAP operating income & margin	$543,680	20.3%	$443,805	21.8%
Stock-based compensation expense	87,818		78,766
Intangible amortization	8,249		3,743
Acquisition related costs	4,054		4,695
Adjusted operating income & margin	$643,801	24.0%	$531,009	26.1%

GAAP net income & margin	$435,280	16.2%	$359,432	17.7%
Stock-based compensation expense	87,818		78,766
Intangible amortization	8,249		3,743
Adjustment for taxes	(9,692)		(9,368)
Acquisition related costs	4,054		4,695
Adjusted net income & margin	$525,709	19.6%	$437,268	21.5%

GAAP net income & margin	$435,280	16.2%	$359,432	17.7%
Interest, net	(20,847)		(2,702)
Debt extinguishment cost	5,121		—
Provision for income taxes	118,911		89,922
Depreciation expense	13,337		4,556
Intangible amortization	8,249		3,743
Stock-based compensation expense	87,818		78,766
Acquisition related costs	4,054		4,695
Other tax related income, net	—		(4,413)
Adjusted EBITDA & margin	$651,923	24.3%	$533,999	26.2%

Diluted earnings per share
GAAP diluted earnings per share	$2.86		$2.41
Earnings per share attributable to Non-GAAP adjustments	0.60		0.52
Adjusted diluted earnings per share	$3.46		$2.93

Diluted shares used in computing per share amounts	152,062		149,134

See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextpower Inc.
Notes

To supplement Nextpower’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextpower’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextpower’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Acquisition costs consist primarily of nonrecurring transaction costs, including integration and diligence activities on new and potential business acquisitions.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.
Revolver extinguishment cost consists of nonrecurring costs for the termination of our existing credit agreement originally entered into on February 13, 2023.